EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Palatin Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-33569, 333-56605, 333-64951, 333-72873, 333-84421, 333-52024, 333-54918, 333-74990, 333-100469, 333-101764, 333-104370, 333-112908, 333-128585, 333-132369, 333-140648, 333-146392, 333-170227, 333-174251, 333-183837, 333-185113, 333-201821, 333-206003, and 333-206047) on Form S-3 and in the registration statements (Nos. 333-57079, 333-83876, 333-128854, 333-149093, 333-163158, 333-174257, 333-191467, and 333-206009)on Form S-8 of Palatin Technologies, Inc. of our report dated September 18, 2015, with respect to the consolidated balance sheets of Palatin Technologies, Inc. and subsidiary as of June 30, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2015, which report appears in the June 30, 2015 annual report on Form 10-K of Palatin Technologies, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 18, 2015